EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                                   THE BYLAWS
                                       OF
                                   ACCOM, INC.


         Accom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

         1. The amendment to the Corporation's Bylaws set forth below was duly adopted by the Board of Directors of the Corporation and consented to by the stockholders of the Corporation in accordance with Section 109 of the General Corporation Law of the State of Delaware.

         2. Article II of the Corporation's Bylaws is hereby amended to read in its entirety as follows:

                                   "ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders for the election of directors shall be held at such place, at such time and on such date as may be designated from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such place time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                  Section 3. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  Section 4. A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the board, or by the president. No other person or persons are permitted to call a special meeting."

                  Section 5. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 6. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Article II, Section 6 below.

                  Section 7. For nominations or other business to be property brought before an annual meeting by a stockholder pursuant to clause
         (iii) of Article II, Section 5 above, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
         (iii) as to the
         stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder and of such beneficial owner, as they each appear on the corporation's books, and (y) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                  Section 11. The stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

         3. Article VIII, Section 1 of the Company's Bylaws hereby is amended in its entirety to read as follows:

                                  "ARTICLE VIII

                  Section 1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws made by the Board of Directors as provided for in the certificate of incorporation or in these Bylaws. The affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the adoption, amendment or repeal of the following Sections of the corporation's Bylaws: Article II, Section 4 and Article II, Section 6 by the stockholders of this corporation."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Lionel M. Allan, its Secretary, as of the 26th day of May, 1999.


                                         /s/ Lionel M. Allan
                                       --------------------------------
                                       Lionel M. Allan
                                       Secretary